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                                                  Exhibit 5.1

                                 [Letterhead]




Dispatch Management Services Corp.
65 West 36th Street, 3rd Floor
New York, NY 10018

Ladies and Gentlemen:

     We have acted as counsel to Dispatch Management Services Corp., a Delaware corporation (the "Company"), in connection with the registration of 1,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company, pursuant to the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended.

     In our opinion, the Common Stock, when issued, will be duly authorized validity issued, fully paid and non-assessable.

     We consent to the inclusion of this opinion in the Registration Statement and reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                    Very truly yours,

                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.